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            [LETTERHEAD OF SUPERIOR FINANCIAL CORP. APPEARS HERE]

                                                               Exhibit 10.9

                                                               C. Stanley Bailey
                                                               Chairman & CEO
September 21, 1998

Mr. Rick D. Gardner
29 Chatel Drive
Little Rock, AR 72211

Dear Rick:

     We are very excited about the prospects of you joining Superior Federal Bank. The purpose of this letter is to confirm our discussions with respect to your employment by Superior Federal Bank as follows:

Effective Date:                 October 1, 1998 or earlier at your discretion.

Position:                       You will serve as Chief Financial Officer of
                                Superior Financial Corp. and Superior Federal
                                Bank, FSB. Also, you will be a member of the bank's management committee.

Compensation:                   For all services rendered by you during your
                                employment, you will be paid an annual base salary of $125,000, subject to an annual performance review. You will also be eligible for the Senior Management Incentive Plan which allows for a bonus of up to 50% of base compensation, with a targeted payout of 30% if the bank and the participant meet their goals.

                                During the remainder of 1998, your goals will consist primarily of the steps necessary to become fully familiarized with the company's current financial position, it's strategic plan and financial proforma for the near future and planning and preparing for the company to go public during 1998 whether by registration of its current equity or by IPO. Also, you will need to become familiar with the functions reporting to you: Accounting, Investment Portfolio, Personnel, Administrative Services, etc.

Benefits:                       You will be provided the right to participate in
                                the normal employee benefit plans. During the required waiting periods for benefits eligibility, we will reimburse you for

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Mr. Rick D. Gardner

                                continuation of COBRA medical coverage with your former employer. Due to your extensive business travel requirements, you will be provided with a monthly automobile stipend of $500 plus business mileage reimbursement of $.15 per mile.

Stock Options:                  You will receive options, for a term of ten (10)
                                years, to acquire an amount of common stock of an aggregate value of $60,000. The per share grant value will be established within 90 days of the anticipated initial public offering.
                                Vesting shall be in accordance with the
                                following schedule:

                                25% vesting upon successful consummation of a public offering of equity securities of the Parent;
                                25% vesting upon the stock reaching a market value (adjusted for stock splits, stock dividends, or other changes in capital structure), based upon an average of the closing price over ten (10) consecutive days (the "Market Value") of at least $15 per share;
                                25% vesting when such Market Value reaches $20 per share; and
                                25% vesting when such Market Value reaches $25 per share.

                                If a public offering is not consummated by December 8, 2002, options shall vest in accordance with the following schedule:

                                25% vesting upon the Company's annual return on average assets ("ROAA") attaining 125 basis points;
                                25% vesting upon the Company's annual ROAA attaining 140 basis points;
                                25% vesting upon the Company's annual ROAA attaining 155 basis points; and
                                25% vesting upon the Company's annual ROAA attaining 175 basis points.

                                Vesting shall be cumulative and accelerated upon the Company's having attained a stated annual ROAA basis point target in any fiscal year.
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Mr. Rick D. Gardner

                                All options shall become fully vested upon a change in control.



Change in Control:              A "Change in Control" of the Company or Parent
                                shall mean the occurence of a transaction the result of which is that more than twenty-five
                                (25) percent of the outstanding shares of the Company or the Parent, or any successor thereof, are acquired by any person or entity, or group acting in concert, which, prior to such transaction, owned or controlled less than twenty-five (25) percent of the shares of the Company or of the Parent except that this definition shall not apply to a corporated reorganization.


                                In the event of a Change in Control of the Company or the Parent subsequent to the date thereof, this agreement shall be terminated and you shall receive compensation of 2.99 times your annualized total compensation for the twelve months preceding the change in control, including bonuses.


        I believe this letter summarizes the conditions of your employment previously discussed. Except as to the explicit provisions expressed herein, no contract or other arrangement exists between the undersigned parties. If you concur, please sign the enclosed copy of this letter and return it to me.

        We look forward to having you join the Superior family!


                                                Sincerely yours,

                                                /s/ C. Stanley Bailey
                                                ----------------------
                                                C. Stanley Bailey



AGREED TO:


/s/ Rick D. Gardner
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